UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrants [ ]
Check the appropriate box:
 [ ]   Preliminary Proxy Statement
 [X]   Definitive Proxy Statement
 [ ]   Definitive Additional Materials
 [ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            HAMPSHIRE GROUP, LIMITED
                (Name of Registrant as Specified in its Charter)

                         Charles W. Clayton, Secretary
                     (Name of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
 [X] $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i)(1), or 14a-6(j)(2).
 [ ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i) (3).
 [ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies: ________
     2) Aggregate number of securities to which transaction applies:  __________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ___________________________
     4) Proposed maximum aggregate value of transaction: _______________________

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amounts previously paid: ______________________________
     2) Form, Schedule or Registration Statement No.: _____________
     3) Filing Party: _________________________________________
     4) Date Filed: __________________________________________

                            Hampshire Group, Limited
                             215 Commerce Boulevard
                         Anderson, South Carolina 29621
                                  April 3, 1998



Dear Fellow Stockholder:

     The 1998 Annual Meeting of Stockholders will be held at The Princeton Club, 15 West Forty-Third Street, New York City, on Wednesday, May 6, 1998 at 10:00 o'clock A.M. All Stockholders are welcome and encouraged to attend this meeting. An official Notice of Annual Meeting of Stockholders appears on the next page of this Proxy.

     The matters scheduled for consideration at the Annual Meeting are set forth in the Notice of Annual Meeting. In addition, the management group will be updating those attending the meeting on the Company's activities and future plans. We will plan ample time for questions and comments, as we value the opportunity to have a dialogue with our Stockholders.

     I sincerely hope that you will be able to attend the Annual Meeting, but in any event, please mark and sign your Proxy and return it to the Company. If you attend the meeting in person and wish to change your vote, you may do so at that time.

                                        Sincerely,


                                       /s/ Ludwig Kuttner
                                       -----------------------------
                                       Ludwig Kuttner
                                       Chairman of the Board
                                       and Chief Executive Officer

                            HAMPSHIRE GROUP, LIMITED
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the Annual Meeting of Stockholders of Hampshire Group, Limited, a Delaware corporation (the "Company"), will be held at The Princeton Club, 15 West Forty-Third Street, New York, New York on May 6, 1998, at 10:00 A.M. to consider and act on the following proposals:

          1. The election of five Directors to serve until the next Annual Meeting of Stockholders; and

          2. Any other business which may properly come before the Meeting, or any and all adjournments thereof.

     Information regarding the matters to be considered and voted upon at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 3, 1998, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, and form of Proxy are being mailed together with this Notice.

     Please complete and return to the Company the enclosed Proxy, whether or not you plan to be present at the meeting. If you attend the meeting, you may revoke your Proxy if you choose to cast your vote in person.



                                 By Order of the Board of Directors,

                                 /s/ Ludwig Kuttner
                                 ____________________________
 Anderson, South Carolina        Ludwig Kuttner
 April 3, 1998                   President

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29621


                                 PROXY STATEMENT

     The accompanying Proxy is solicited on behalf of the Board of Directors of Hampshire Group, Limited (the "Company") for use at the Annual Meeting of Stockholders to be held at The Princeton Club, 15 West Forty-Third Street, New York, New York, on May 6, 1998, at 10:00 A.M., or at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy are being mailed on or about April 7, 1998 to Stockholders of record as of April 3, 1998 (the "Record Date"). All expenses incident to the preparation and mailing of, or otherwise making available to the Stockholders the Notice, Proxy Statement and Proxy are to be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary and in order to ensure sufficient representation, officers and employees of the Company may, without additional remuneration, solicit proxies from Stockholders by telephone or personal interviews.

     Properly signed and dated Proxies received by the Company's Secretary prior to or at the Annual Meeting will be voted as instructed thereon, or in the absence of such instructions will be voted as follows:

     (1) FOR the election as Directors of the Company those five persons designated as nominees.

     Any Stockholder giving the Proxy enclosed with this statement may cast a vote in person by revoking the Proxy at the Annual Meeting. Any Proxy may be revoked by notice in writing to the Secretary at any time prior to the Annual Meeting.

                            OUTSTANDING VOTING STOCK

     As of the Record Date, there were 4,143,343 shares of Common Stock, par value $0.10 per share, (the "Common Stock") eligible to vote at the 1998 Annual Meeting of Stockholders. Holders of Common Stock are entitled to one vote for each share of stock held on the Record Date.

Beneficial Ownership

     The following table sets forth certain information regarding the ownership of Common Stock of the Company as of the Record Date by: (a) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (b) each director and named executive officer of the Company designated in the section of the Proxy Statement captioned "Executive Officers of the Registrant"; and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons listed below have: (x) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law; and (y) record and beneficial ownership with respect to their shares of Common Stock of the Company.

                           BENEFICIAL OWNERSHIP TABLE

         Name                                               Shares      Percent
-------------------------------------------------------   ----------  ----------
Ludwig Kuttner - Estouteville, Keene VA 22946             868,285 (1)   19.74%
Beatrice Ost-Kuttner - Estouteville, Keene VA 22946       916,137 (2)   22.11%
Hans W. Schmidig - Bleicherweg 39, CH-8027,
  Zurich, Switzerland                                     481,386       11.62%
Peter W. Woodworth - 702 Main Street, Winona MN 55987     303,455 (3)    7.32%
Fidelity Low-Price Stock Fund - 82 Devonshire St.,
  Boston MA 02109                                         300,700        7.26%
Eugene Warsaw                                             117,168 (4)    2.78%
Charles W. Clayton                                        110,385 (7)    2.64%
Herbert Elish                                              33,821 (5)      *
H. Edward Hurley                                           19,340 (7)      *
Harvey L. Sperry                                           29,161 (6)      *
Fritz Schulte                                               9,296 (7)      *
All directors and executive officers as a group
  (eight persons)                                       1,490,911       33.02%
--------------------------------------------------------------------------------

*Less than 1%.

                         (Footnotes continued on Page 3)

                        (Footnotes continued from Page 2)

(1) (Ludwig Kuttner) Includes 72,727 shares issuable upon exercise of warrants, 181,819 shares issuable under presently exercisable options and 103,957 shares purchased under the Company's Common Stock Purchase Plan for Directors and Executives (the "Common Stock Purchase Plan"); but does not include shares held by Mrs. Ost-Kuttner and 189,636 shares held by their adult sons, as to which Mr. Kuttner disclaims beneficial ownership.

(2) (Beatrice Ost-Kuttner) Does not include shares held by Mr. Kuttner and 189,636 shares held by their adult sons, as to which Mrs. Ost-Kuttner disclaims beneficial ownership.

(3) (Peter W. Woodworth) Includes 1,500 shares issuable under presently exercisable options and 6,628 shares purchased under the Company's Common Stock Purchase Plan; but does not include 65,571 shares held by his spouse, as to which Mr. Woodworth disclaims beneficial ownership.

(4) (Eugene Warsaw) Includes 200 shares of Common Stock held in trust for the children of Mr. Warsaw, 44,716 shares of Common Stock purchased for the account of Mr. Warsaw under the Common Stock Purchase Plan and 71,252 shares of Common Stock issuable under presently exercisable options.

(5) (Herbert Elish) Includes 22,000 shares of Common Stock held by spouse and 11,821 shares of Common Stock purchased for the account of Mr. Elish under the Common Stock Purchase Plan.

(6) (Harvey L. Sperry) Includes 15,616 shares of Common Stock purchased under the Common Stock Purchase Plan.

(7) Includes, respectively, for Messrs. Clayton, Hurley and Schulte, 33,852, 13,790 and 2,671 shares of Common Stock purchased under the Common Stock Purchase Plan and 33,296, 5,250 and 6,250 shares issuable under presently exercisable options.

Quorum Requirements

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting; but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions will be counted for purposes of determining the existence of a quorum, but broker non-votes will not.

ITEM 1.   ELECTION OF DIRECTORS

     At the Annual Meeting, five Directors of the Company will be elected to serve for the ensuing year and until their successors shall be duly elected and qualified. The Board of Directors of the Company is soliciting Proxies for the election of the persons named below. Should any of these nominees not remain a candidate at the time of the Annual Meeting (a situation which is not anticipated), Proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. Directors will be elected by the vote of the holders of a majority of the stock present in person or represented by Proxy at the Annual Meeting.

Nominees
--------

     The five persons listed below have been nominated for election as Directors of Hampshire Group, Limited and each is currently a Director of the Company.

Ludwig Kuttner                Age 51                   Director since 1977

Mr. Kuttner was elected Chairman of the Board in 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile and real estate industries.

Herbert Elish                 Age 64                   Director since 1986

Mr. Elish is the former Chairman of the Board and Chief Executive Officer of Weirton Steel Corporation, having served in that position from 1987 through 1995.

Harvey L. Sperry              Age 68                   Director since 1977

Mr. Sperry has been a Partner in the law firm of Willkie Farr & Gallagher since 1964. Willkie Farr & Gallagher renders legal services to the Company. He is a former Director of Weirton Steel Corporation.

Eugene Warsaw                 Age 70                   Director since 1994

Mr. Warsaw has served as President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. He served as President and Chief Executive Officer of the Private Label Sportswear division of Phillips Van Heusen and President of Sommerset Knitting Mills from 1982 through 1986.

Peter W. Woodworth            Age 51                   Director since 1995

Mr. Woodworth is President and Chief Executive Officer of Winona Knitting Mills, a division of Hampshire Designers, Inc. He was the majority stockholder and President of Winona Knitting Mills, Inc. from 1983 until the time of its merger into Hampshire Group, Limited in October 1995.

Information about the beneficial ownership of the Company's Common Stock of each nominee is included in the "Beneficial Ownership Table" on Page 2.

ITEM 2.  TRANSACTION OF OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other matters are properly presented to the meeting for action, it is the intention of the persons named as Proxies in the enclosed form of Proxy to vote such Proxies in accordance with the best judgment of a majority of the Proxies on such matters.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of Hampshire Group, Limited, who are elected by and serve at the discretion of the Board of Directors of the Company, are as follows:

        Name                  Age                      Position
  -----------------------   --------    ---------------------------------------
  Ludwig Kuttner              51        Chairman of the Board, President
                                          and Chief Executive Officer
  Eugene Warsaw               70        President and Chief Executive Officer,
                                          Hampshire Designers, Inc.
  Charles W. Clayton          60        Vice President, Secretary, Treasurer
                                          and Chief Financial Officer
  H. Edward Hurley            49        Executive Vice President,
                                          Hampshire Designers, Inc.
  Fritz Schulte               42        President and Chief Executive Officer,
                                          Hampshire Hosiery Division
  Peter W. Woodworth          51        President and Chief Executive Officer,
                                          Winona Knitting Mills Division


     Ludwig Kuttner has been Chairman of the Board of the Company since 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile and real estate industries.

     Eugene Warsaw has been President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. Prior to joining the Company, Mr. Warsaw served as President and Chief Executive Officer of the Private Label Sportswear Division of Phillips Van Heusen and President of Sommerset Knitting Mills from 1982 to 1986.

     Charles W. Clayton has been Vice President, Secretary, Treasurer and Chief Financial Officer of the Company since 1984. He served as Vice President of Finance and Controller from 1979 to 1983. Prior to joining the Company, Mr. Clayton was employed with Price Waterhouse LLP as an audit manager.

     H. Edward Hurley has been Executive Vice President of Hampshire Designers, Inc. since 1993. He served as Vice President of Operations and Corporate Controller from 1986 to 1993. Formerly, he served as Controller of the Finishing Division of Springs Industries, Inc.

     Fritz Schulte has been President and Chief Executive Officer of Hampshire Hosiery Division since 1996. He served as President of the Division for 1994 and 1995. From 1991 to 1994, he was employed as Vice President of Manufacturing at Sheffield Industries, Inc., a hosiery manufacturer. From 1981 until 1991, Mr. Schulte was employed as President and Chief Executive Officer of Chic Hosiery, Inc.

     Peter W. Woodworth joined the Company in October 1995. He serves as President of Winona Knitting Mills Division and previously served as President and Chief Executive Officer of Winona Knitting Mills, Inc. since 1983.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its four next most highly compensated executive officers (the "Named Executive Officers") for the years 1997, 1996 and 1995.

                   SUMMARY COMPENSATION TABLE


                                       Annual Compensation
                            --------------------------------------
                                                           Other
                                                           Annual
                                                          Compensa-
       Name and                       Salary($)  Bonus($)   tion
   Principal Position         Year      (1)        (1)     ($) (2)
------------------------------------------------------------------
Ludwig Kuttner                1997    400,000    731,583    87,619
 Chairman, President and      1996    400,000    554,908    29,031
 Chief Executive Officer      1995    400,000    466,281    44,301
------------------------------------------------------------------
Eugene Warsaw                 1997    350,000    763,166    21,692
 President and CEO,           1996    350,000    537,363     5,952
 Hampshire Designers, Inc.    1995    350,000    730,579    17,236
------------------------------------------------------------------
Charles W.  Clayton           1997    155,000    193,970    23,775
 Vice President, Secretary    1996    155,000    186,250     9,974
 Treasurer and CFO            1995    155,000    134,360    12,766
------------------------------------------------------------------
H. Edward Hurley              1997    110,000    190,075     5,402
 Executive Vice President,    1996    105,000    164,967     1,827
 Hampshire Designers, Inc.    1995    100,000    149,021     3,540
------------------------------------------------------------------
Peter W. Woodworth            1997    135,000    313,748    28,053
 President and CEO,           1996    135,000     72,418       -
 Winona Knitting Mills     (5)1995     33,750     18,540       -
-------------------------------------------------------------------


                                         Long Term Compensation
                                    --------------------------------
                                             Awards          Payouts
                                    ---------------------   --------
                                                 Securities             All
                                                   Under-              Other
                                    Restricted     lying      LTIP    Compensa-
       Name and                       Stock       Options/   Payouts   tion
   Principal Position         Year    Awards($)    SAR (#)    ($)      ($)
-------------------------------------------------------------------------------
Ludwig Kuttner                1997      -          5,000       -     103,200 (3)
 Chairman, President and      1996      -          7,500       -      78,000
 Chief Executive Officer      1995      -         15,000       -     128,000
-------------------------------------------------------------------------------
Eugene Warsaw                 1997      -            -         -       3,200 (4)
 President and CEO,           1996      -            -         -       3,000
 Hampshire Designers, Inc.    1995      -         15,000       -       3,000
-------------------------------------------------------------------------------
Charles W.  Clayton           1997      -            -         -      13,200 (3)
 Vice President, Secretary    1996      -          3,500       -      13,000
 Treasurer and CFO            1995      -          7,000       -      13,000
-------------------------------------------------------------------------------
H. Edward Hurley              1997      -            -         -       3,200 (4)
 Executive Vice President,    1996      -            -         -       3,000
 Hampshire Designers, Inc.    1995      -          7,000       -       3,000
-------------------------------------------------------------------------------
Peter W. Woodworth            1997      -            -         -       1,170 (4)
 President and CEO,           1996      -          3,000       -         -
 Winona Knitting Mills     (5)1995      -            -         -         650
-------------------------------------------------------------------------------

(1) The annual salary and incentive bonuses for 1997 include amounts paid into the Company's Common Stock Purchase Plan and Voluntary Deferred Compensation Plan as follows: Kuttner - $547,435; Warsaw - $305,266; Clayton - $156,454; Hurley - $55,764 and Woodworth - $181,589.

(2) The amounts reported represent discounts on stock purchased under the Company's Common Stock Purchase Plan.

(3) Pursuant to the terms of a deferred compensation plan, Kuttner and Clayton were awarded contributions of $100,000 and $10,000, respectively, which is included in the amount reported and amounts contributed by the Company pursuant to the Company's 401(k) Retirement Savings Plan.

(4) Represents amounts contributed by the Company pursuant to the Company's 401(k) Retirement Savings Plan.

(5) Represents amounts from date of merger, October 11, 1995 through the end of the year.

                                       7a

     The following table sets forth information regarding grants of stock options made during 1997 to each of the Named Executive Officers.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------
                                 Percent
                   Number of     of Total
                   Securities  Options/SARs   Exercise                 Grant
                   Underlying    Granted to    or Base                 Date
                  Options/SARs  Employees in    Price     Expiration  Present
       Name        Granted (#)   Fiscal Year   ($/Sh) (1)    Date    Value($)(2)
--------------------------------------------------------------------------------
Ludwig Kuttner      1,250           -          14.50       12/31/02   5,429.13
                    1,250           -          14.50       12/31/03   6,309.13
                    1,250           -          14.50       12/31/04   7,519.00
                    1,250           -          14.50       12/31/05   8,170.63
                   -------------------------------------------------------------
                    5,000        44.35                               27,427.89
--------------------------------------------------------------------------------

(1) Options were granted under the Company's 1992 Stock Option Plan at the fair market value on the date of grant. The options were granted on May 7, 1997 and vest in 25% increments on December 31, 1997, 1998, 1999 and 2000, respectively.

(2) A variant of the Black-Scholes option pricing model was used to determine the grant date present value. In applying the model, the Company assumed a 6.65% risk-free rate of return, a 0% dividend yield, an average annualized volatility of 21.19% and an expected term from vest of 6.09 years.

     The following table sets forth information regarding the exercise of options during 1997 and the number and value of unexercised options held at year-end by each of the Named Executive Officers.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND
                             FY-END OPTION/SAR VALUE
               ----------------------------------------------------

                                     Number of Securities   Value of Unexercised
                                    Underlying Unexercised In-the-Money Options/
                  Shares               Options/SARs             SARs at
                 Acquired     Value    at FY-End (#)            FY-End ($)
    Name        on Exercise Realized   Exercisable/            Exercisable/
                    (#)        ($)     Unexercisable         Unexercisable (1)
--------------------------------------------------------------------------------

Ludwig Kuttner       -         -        181,819 / 20,681     1,795,068 / 192,040
--------------------------------------------------------------------------------
Eugene Warsaw        -         -         71,252 /    -         920,978 /    -
--------------------------------------------------------------------------------
Charles W. Clayton 3,636     41,578      33,296 /  1,750       416,871 /  14,219
--------------------------------------------------------------------------------
H. Edward Hurley     -         -         22,068 /    -         284,921 /    -
--------------------------------------------------------------------------------
Peter  W. Woodworth  -         -          1,500 /  1,500        12,188 /  12,188
--------------------------------------------------------------------------------

(1) The average of the closing bid and ask price of the Company's Common Stock at December 31, 1997 was $19.13.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining executive compensation.

     Compensation of All Executives - The Committee believes that, in order to maximize the Company's profitability, it must attract, motivate and retain executives of the highest caliber to cause the Company to achieve such profitability. To this end, the Company provides its executives with competitive salaries and incentives, including equity-based compensation, intended to align the interests of executives with that of the stockholders.

     Annual Compensation - Annual compensation consists of salary and incentive bonuses with emphasis on lower base salary and higher incentive bonuses. Incentive bonuses for executives of Hampshire Designers and Hampshire Hosiery is provided by a profit incentive plan, whereby approximately 15% of pre-tax profits are allocated to the executives of each business, either in accordance with employment agreements, or by management with the approval of the Committee.

     Incentive bonuses for executives of Winona Knitting Mills Division is determined by a profit incentive plan pursuant to which five percent of the operating profits of Winona is allocated annually to key executives.

     Incentive bonuses for Company officers, including Mr. Kuttner, is based on annual goals established by the Committee. A major portion of the incentive bonus is based on the Company achieving profit goals established by the Committee. The incentive bonus paid to Mr. Kuttner for 1997 reflected the achievement of both financial and subjective goals.

     Long-term Incentive Compensation - Long-term incentive compensation consists of grants of stock options and the opportunity for key executives to use a portion of their incentive bonuses to purchase Common Stock of the Company pursuant to the Common Stock Purchase Plan for Directors and Executives. Long-term incentive compensation awards are based on the individual responsibilities of the executive, Company financial results and financial performance of particular profit centers.

     Policy with Respect to the $1 Million Deduction Limit - Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year paid to or accrued for each of its Chief Executive Officer and four other most highly compensated executive officers. Certain "performance- based" compensation, such as stock options awarded under the Company's 1992 Stock Option Plan, are not subject to the limitation on deductibility. While the Committee has considered the limits on deductibility imposed by Section 162(m) with respect to Messrs.

Kuttner's and Warsaw's cash compensation, because of the incremental amounts by which such compensation exceeds $1 million and the constraints imposed by
Section  162(m) in order to  qualify  such  cash  compensation  as  "performance based", the Committee has determined that the benefits of having more flexibility in awarding cash compensation outweigh the lack of deductibility.



                                        COMPENSATION COMMITTEE


                                        Herbert Elish  and  Harvey L. Sperry



                        COMPENSATION COMMITTEE INTERLOCKS

     Mr. Elish has served as a member of the Compensation Committee since 1992. Mr. Sperry joined the committee in 1997. Neither member of the Committee is or has been an officer or an employee of the Company.

     Mr. Elish formerly served as Chairman of the Board and Chief Executive Officer of Weirton Steel Corporation. Mr. Sperry formerly served as a Director of Weirton Steel Corporation.

     Mr. Sperry is a partner in the law firm of Willkie Farr & Gallagher which was retained by the Company during 1997.

                            COMPENSATION OF DIRECTORS

     During 1997, Messrs. Elish and Sperry received annual director's fees of $25,000 each. At his election, all of the director's fees earned by Mr. Sperry were used to purchase Common Stock under the Common Stock Purchase Plan. Messrs. Kuttner, Warsaw and Woodworth do not receive director's fees. The Company reimburses the directors for expenses associated with attendance of Board of Directors meetings.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held six meetings during the year ended December 31, 1997, and each Director attended at least 75% of the aggregate number of meetings held while he was a director and the total number of meetings held by all committees of the Board on which served.

     The Company has a Compensation Committee (the "Compensation Committee") which reviews and recommends to the Board of Directors the cash or other compensation, including any stock options, to be paid to management. The Compensation Committee currently consists of Messrs. Elish and Sperry, neither of which are officers or employees of the Company. The Compensation Committee held two meetings during the fiscal year ended December 31, 1997.

     The Company has an Audit Committee which consults with management regarding selection of the independent public accountants, reviews with management all significant accounting and disclosure matters and reviews the scope and findings of such accountant's examination. The Audit Committee also meets with the independent accountants, without the participation of management, to inquire as to the adequacy of the Company's internal controls and the cooperation of management and company personnel in respect to the accountant's examination. The Audit Committee consists of Messrs. Elish and Sperry, neither of which are officers or employees of the Company. The Audit Committee held two meetings during the fiscal year ended December 31, 1997.

                              EMPLOYMENT CONTRACTS

     Mr. Kuttner has an employment agreement with the Company which provided for an annual salary of $400,000; annual incentive compensation based on the net after tax earnings of the Company; and an annual deferred compensation payment of $100,000. The employment agreement may be terminated by the Company or Mr. Kuttner at any time. If the Company terminates the employment agreement without cause, Mr. Kuttner would receive an amount ("severance payment") equal to: (i) his average compensation for the five calendar years preceding the year in which the termination occurs, (ii) multiplied by two, and (iii) paid in equal 36 monthly installments. Mr. Kuttner would receive an amount equal to the severance payment if he terminates his employment within 90 days after a change of control, which would include a merger where the Company did not survive, a sale by the Company of substantially all of its assets or the election of a majority of the directors who had not been nominated by the existing board of directors. Mr. Kuttner's spouse would receive an amount equal to the severance payment if he were to die while employed by the Company. The Company carries insurance on the life of Mr. Kuttner to cover such contingency.

     Mr. Warsaw has an employment agreement with Hampshire Designers, Inc. pursuant to which he received a salary of $350,000 per year, plus an incentive bonus based on the pre-tax income of the sweater division. The Company and Mr. Warsaw each have the right to terminate the agreement at any time upon twelve months notice.

     Mr. Warsaw has an employment agreement with Hampshire Designers, Inc. pursuant to which he received a salary of $350,000 per year, plus an incentive bonus based on the pre-tax income of the sweater division. The Company and Mr. Warsaw each have the right to terminate the agreement at any time upon twelve months notice.

     Mr. Woodworth has an employment agreement with Hampshire Designers, Inc. pursuant to which he received a salary of $135,000 per year, an incentive bonus based on the pre-tax income of certain divisions under his management, plus $67,000 and an incentive bonus based on the pre-tax income of the sweater division.


                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     The Company assists the directors and executives in filing reports pursuant to Section 16 of the Securities and Exchange Act of 1934, including Form 4 monthly transaction reports, for those reporting persons who so requested and who agreed to advise the Company of changes in the ownership of the Company's equity securities. To the best of the Company's knowledge and belief, based solely on the review of reports filed with the Securities and Exchange Commission and upon written representations by directors and certain executives, there were no delinquent Section 16 reports during the fiscal year ended December 31, 1997.

                                PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's Stockholder performance, the National Association of Security Dealers Automated Quotation Composite Index and the Dow Jones Apparel Industry Index (United States), in each case assuming an investment of $100 on December 31, 1992 and the cumulation and the reinvestment of dividends paid thereafter through December 31, 1997. The Company chose the NASDAQ Composite Index as a measure of the broad equity market and the Dow Jones Apparel Index as a measure of its relative industry performance.


HAMP       100           96         129         200          225         313
NASDQ      100          115         111         155          191         232
DJAI       100           73          83         100          150         125
            |            |           |           |            |           |
-------------------------------------------------------------------------------
         Dec. 1992   Dec. 1993   Dec. 1994   Dec. 1995    Dec. 1996   Dec. 1997

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Pursuant to an Agreement and Plan of Merger dated June 5, 1995, the Company acquired all the issued and outstanding common stock of Winona Knitting Mills, Inc. ("Winona") from Pete and Joyce Woodworth and certain minority shareholders. Mr. Woodworth subsequently was elected to the Hampshire Group, Limited Board of Directors. The purchase price consisted of cash, convertible preferred stock, common stock and $3,250,000 of debt.

     The Company leases its Anderson, South Carolina corporate office facilities (10,000 square feet) and distribution center (57,000 square feet) from Commerce Center Associates, Inc. ("Commerce Center"). Ludwig Kuttner, Chief Executive Officer of the Company, and his wife, Beatrice Ost-Kuttner, together own approximately 18% of the voting stock of Commerce Center. The terms of these leases were approved by the Board of Directors of the Company without the participation of Mr. Kuttner. The Board believes, based upon the advice of an independent appraiser, that the leases are fair and reasonable and are at market terms. The aggregate rent paid during 1997 on these two facilities was $200,000.

     The Company leases its sewing plant in La Crescent, Minnesota (15,600 square feet) and certain storage facilities in Winona, Minnesota from Pete Woodworth, President and Chief Executive Officer of Winona Knitting Mills Division, and his wife. Further, the Company leases its knitting and finishing plant (110,000 square feet) from relatives of Mr. Woodworth. The Board believes, based upon the advice of an independent appraiser, that the leases are fair and reasonable and are at market terms. The aggregate annual rent for these facilities during 1997 was $161,000.

     Mr. Harvey L. Sperry, a Director of the Company, is a partner in the law firm of Willkie Farr and Gallagher. The firm has served as legal counsel to the Company since 1977.


                             INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP served as independent accountants of Hampshire Group, Limited for 1997 after having previously served in the same capacity since 1984 and is, therefore, familiar with the affairs and financial procedures of the Company. A representative of Price Waterhouse will be in attendance at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than January 31, 1999 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to:
Hampshire Group, Limited, Attn.: Secretary, Post Office Box 2667, Anderson, SC 29622.


                      INFORMATION AVAILABLE TO STOCKHOLDERS

     The Company's 1997 Annual Report to Stockholders and Form 10-K are being mailed with this Proxy Statement. Additional copies of the 1997 Annual Report and Form 10-K as filed with the United States Securities and Exchange Commission, may be obtained by Stockholders without charge from the Company by writing to: Hampshire Group, Limited, Attn.: Secretary, Post Office Box 2667, Anderson, SC 29622; or by request at Hampshire's e-mail address: lwest@hamp.com. Financial statements are also on file with the United States Securities and Exchange Commission, Washington, DC 20549 and can be obtained directly at http://www.sec.gov/.



Anderson, South Carolina                By order of the Board of Directors,
April 3, 1998

                                        /s/ Ludwig Kuttner
                                       --------------------------------
                                       Ludwig Kuttner
                                       Chairman of the Board, President
                                       and Chief Executive Officer


                  STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE,
                    DATE, SIGN AND RETURN THE ENCLOSED PROXY.
                    YOUR COOPERATION IS GREATLY APPRECIATED.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
           HAMPSHIRE GROUP, LIMITED FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned Stockholder(s) of Hampshire Group, Limited (the "Company"), having received Notice of the Annual Meeting of Stockholders to be held on May 6, 1998 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Ludwig Kuttner and Harvey L. Sperry and each of them, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of common stock of the Company, which the undersigned would be entitled to vote at the Annual Meeting, to be held at the Princeton Club, 15 West Forty-Third Street, New York, New York, on May 6, 1998, at 10:00 A.M. and at any and all adjourn- ments thereof, with all power the undersigned would possess if personally present.

Item 1. Election of five Directors.
        Nominees: 01-Ludwig Kuttner; 02-Herbert Elish; 03-Harvey L. Sperry;
                  04-Eugene Warsaw; and 05-Peter W. Woodworth

        ___ For all nominees listed above
        ___ Withhold authority to vote for all nominees
        ___ Withhold authority to vote for any individual
            nominee _____, _____, _____, _____,
                 (write numbers of nominee(s) above)


This proxy will be voted as directed; but if no direction is indicated it will be voted FOR the election of the five nominees listed above.

___ Please check here if you plan to attend the Annual Meeting.

    Number of shares: ___________
    Dated:_______________, 1998

    Signature(s)____________________________
                ____________________________

[Please sign exactly as names(s) appear(s) on the stock certificate. For joint accounts, all co-owners must sign Executor, Administrators, Trustees, etc. should so indicate when signing.]


                    (Please complete, date, sign and return)